Confidential and Proprietary
                                       Not for Reproduction or Re-Distribution


                         CUSTODIAN SERVICES AGREEMENT
                         ----------------------------

         THIS AGREEMENT is made as of , _____ by and between PFPC TRUST COMPANY, a limited purpose trust company incorporated under the laws of Delaware ("PFPC Trust"), and BLACKROCK KELSO CAPITAL CORPORATION, a Delaware corporation (the "Fund").

                             W I T N E S S E T H:

         WHEREAS, the Fund wishes to retain PFPC Trust to provide custodian services provided for herein, and PFPC Trust wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Definitions. As used in this Agreement:

         (a) "Authorized Person" means any officer of the Fund and any other person authorized by the Fund to give Oral Instructions or Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

         (b) "Book-Entry System" means the Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         (c) "Oral Instructions" mean oral instructions received by PFPC Trust from an Authorized Person or from a person reasonably believed by PFPC Trust to be an Authorized Person. PFPC Trust may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

         (d) "Shares" mean the shares of beneficial interest of any series or class of the Fund.

         (e)      "Property" means:

                  (i) any and all securities and other investment items which the Fund may from time to time deposit, or cause to be deposited, with PFPC Trust or which PFPC Trust may from time to time hold for the Fund;

                  (ii) all income in respect of any of such securities or other investment items;

                  (iii) all proceeds of the sale of any of such securities or investment items; and

                  (iv) all proceeds of the sale of Shares issued by the Fund, which are received by PFPC Trust from time to time, from or on behalf of the Fund.

         (f) "Written Instructions" means (i) written instructions signed by an Authorized Person (or a person reasonably believed by PFPC Trust to be an Authorized Person) and received by PFPC Trust or (ii) trade instructions transmitted (and received by PFPC Trust) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier

         (g) "1940 Act" means the Investment Company Act of 1940, as amended.

2. Appointment. The Fund hereby appoints PFPC Trust to provide custodian services in accordance with the terms set forth in this Agreement. PFPC Trust accepts such appointment and agrees to furnish such services.

3.       Compliance with Rules and Regulations.

         PFPC Trust will comply with the requirements of any laws, rules and regulations of governmental authorities that are applicable to the duties to be performed by PFPC Trust under this Agreement. Except as specifically set forth in this Agreement, PFPC Trust assumes no responsibility for compliance by the Fund with any laws, rules and regulations.

4.       Instructions.

         (a) Unless otherwise provided in this Agreement, PFPC Trust shall act only upon Oral Instructions or Written Instructions.

         (b) PFPC Trust shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC Trust to be an Authorized Person) pursuant to this Agreement. PFPC Trust may assume that any Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's board of directors or shareholders, unless and until PFPC Trust receives Written Instructions to the contrary.

         (c) The Fund agrees to forward to PFPC Trust Written Instructions confirming Oral Instructions so that PFPC Trust receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC Trust or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC Trust's ability to rely upon such Oral Instructions.

5.       Right to Receive Advice.

         (a) Advice of the Fund. If PFPC Trust is in doubt as to any action it should or should not take, PFPC Trust may request directions or advice, by way of Oral Instructions or Written Instructions.

         (b) Advice of Counsel. If PFPC Trust shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC Trust may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's sponsor or adviser or PFPC Trust, at the option of PFPC Trust).

         (c) Conflicting Advice. In the event of a conflict between Oral Instructions or Written Instructions and the advice PFPC Trust receives from counsel, PFPC Trust may rely upon and follow the advice of counsel.

         (d) Protection of PFPC Trust. PFPC Trust shall be indemnified by the Fund and without liability for any action PFPC Trust takes or does not take in reliance upon Oral Instructions or Written Instructions PFPC Trust receives from or on behalf of the Fund or advice from counsel and which PFPC Trust believes, in good faith, to be consistent with those Oral Instructions or Written Instructions or that advice. Nothing in this section shall be construed so as to impose an obligation upon PFPC Trust (i) to seek such advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such advice or Oral Instructions or Written Instructions. Nothing in this subsection shall excuse PFPC Trust from liability for its acts or omissions in carrying out such Oral Instructions or Written Instructions to the extent such acts or omissions constitute willful misfeasance, bad faith, negligence or reckless disregard by PFPC Trust of any duties, obligations or responsibilities set forth in this Agreement.

6. Records; Visits. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC Trust, shall be the property of the Fund. PFPC Trust may house such books and records in a third party storage facility. The Fund and Authorized Persons, and such other persons the Fund by means of Written Instructions reasonably authorizes (including but not limited to the Fund's independent accountants), shall have access to such books and records at all times during PFPC Trust's normal business hours; provided that the Fund shall not authorize access by any individuals employed by PFPC Trust's direct competitors. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC Trust to the Fund, an Authorized Person, or such other person, at the Fund's expense.

7. Confidentiality. Each party shall keep confidential any information it receives hereunder relating to the other party's business ("Confidential Information"). Confidential Information shall include
         (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles and information, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC Trust; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC Trust a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party written notice of the same, to the extent such notice is permitted);
         (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; (g) is necessary or desirable for PFPC Trust to release such information in connection with the provision of services under this Agreement; or (h) has been or is independently developed or obtained by the receiving party.

8. Cooperation with Accountants. PFPC Trust shall cooperate with the Fund's independent public accountants and shall take all reasonable action to make any requested information available to such accountants as reasonably requested by the Fund.

9. PFPC System. PFPC Trust shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC Trust in connection with the services provided by PFPC Trust to the Fund.

10. Disaster Recovery. PFPC Trust shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC Trust shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC Trust shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC Trust's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement. 11. Compensation.

         (a) As compensation for custody services that are rendered by PFPC Trust during the term of this Agreement, the Fund will pay to PFPC Trust a fee or fees as may be agreed to in writing by the Fund and PFPC Trust. The Fund acknowledges that PFPC Trust may receive float benefits in connection with maintaining certain accounts required to provide services under this Agreement.

         (b) The undersigned hereby represents and warrants to PFPC Trust that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to PFPC Trust or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC Trust to such adviser or sponsor or any affiliate of the Fund relating to this Agreement have been fully disclosed to the board of directors of the Fund and that, if required by applicable law, such board of directors has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

12. Indemnification. The Fund agrees to indemnify, defend and hold harmless PFPC Trust and its affiliates (other than the Fund, BlackRock Kelso Capital Advisors LLC and BlackRock, Inc. and its subsidiaries, to the extent any of the foregoing may be deemed to be affiliates of PFPC Trust) including their respective officers, directors, agents and employees (each, a "PFPC Trust Indemnified Party") from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements and liabilities arising under applicable securities laws and any state and foreign securities and blue sky laws) (collectively, "Losses") arising directly or indirectly from any action or omission to act which PFPC Trust takes or omits to take in connection with the provision of services to the Fund hereunder. No PFPC Trust Indemnified Party shall be indemnified against any Losses caused by PFPC Trust's or such PFPC Trust Indemnified Party's own willful misfeasance, bad faith, negligence or reckless disregard in the performance of PFPC Trust's duties under this Agreement. The provisions of this Section 12 shall survive termination of this Agreement.

13. Responsibility of PFPC Trust.

         (a) PFPC Trust shall be under no duty hereunder to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC Trust and the Fund in a written amendment hereto. In particular but without limiting the generality of the foregoing, PFPC Trust shall have no responsibility or obligation under Section 14 of this Agreement with respect to any loan documentation or with respect to any loan made or purchased by the Fund unless specific language in Section 14 of this Agreement states with specificity that a particular provision of Section 14 of this Agreement relates to loan documentation or to loans made or purchased by the Fund. In no event will PFPC Trust have any duty to review or examine any loan documentation received by it hereunder, nor in any event will PFPC Trust have any responsibility for the content or sufficiency of any such loan documentation. PFPC Trust shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC Trust shall be liable only for any Losses suffered by the Fund arising out of PFPC Trust's performance of or failure to perform its duties under this Agreement and only to the extent such Losses arise out of PFPC Trust's willful misfeasance, bad faith, negligence or reckless disregard of such duties.

         (b)      Notwithstanding anything in this Agreement to the contrary,
                  (i) PFPC Trust shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party (other than employees, officers or affiliates of PFPC Trust (other than the Fund, BlackRock Kelso Capital Advisors LLC and BlackRock, Inc. and its subsidiaries, to the extent any of the foregoing may be deemed to be affiliates of PFPC Trust)); and (ii) PFPC Trust shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC Trust reasonably believes to be genuine. Notwithstanding the foregoing, PFPC Trust shall use commercially reasonable efforts to mitigate the effect of events enumerated in clause (i) of the preceding sentence, although such efforts shall not impute any liability to PFPC Trust.

         (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC Trust nor its affiliates (not including the Fund, BlackRock Kelso Capital Advisors LLC and BlackRock, Inc. and its subsidiaries, to the extent any of the foregoing may be deemed to be affiliates of PFPC Trust) shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC Trust or its affiliates.

         (d) Each party shall have a duty to mitigate damages for which the other party may become responsible.

         (e) Notwithstanding anything in this Agreement to the contrary (other than as specifically provided in Section 14(h)(ii)(B)(4) and Section 14(h)(iii)(A) of this Agreement), the Fund shall be responsible for all filings, tax returns and reports on any transactions undertaken or amounts received pursuant to this Agreement, or in respect of the Property or any collections undertaken pursuant to this Agreement, which may be requested by any relevant authority. In addition, the Fund shall be responsible for the payment of all taxes and similar items (including without limitation penalties and interest related thereto).

         (f) The provisions of this Section 13 shall survive termination of this Agreement.

14. Description of Services.

         (a) Delivery of the Property. The Fund will deliver or arrange for delivery to PFPC Trust, all the Property owned by the Fund, including cash received as a result of the issuance of Shares, during the term of this Agreement. In addition, the Fund will deliver or arrange for delivery to PFPC Trust loan documentation relating to loans made or purchased by the Fund. PFPC Trust will safekeep loan documentation received by it hereunder and PFPC Trust will in accordance with Oral Instructions or Written Instructions transfer, release or dispose of loan documentation received by it hereunder, but notwithstanding anything in this Agreement to the contrary PFPC Trust will not otherwise have any responsibility with respect to any loan documentation received by it hereunder. PFPC Trust will not be responsible for any assets or loan documentation until actual receipt.

         (b) Receipt and Disbursement of Money. PFPC Trust, acting upon Written Instructions, shall open and maintain a separate account for the Fund (the "Account") and shall maintain in the Account all cash and other assets received from or for the Fund. PFPC Trust will also in accordance with Oral Instructions or Written Instructions reflect on its books and records the loans made or purchased by the Fund (provided PFPC Trust has been informed of such loans pursuant to Oral Instructions or Written Instructions). PFPC Trust shall make cash payments from or for the Account only for:

                  (i) purchases of securities in the name of the Fund, PFPC Trust, PFPC Trust's nominee or a sub-custodian or nominee thereof as provided in sub-section (j) and for which PFPC Trust has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

                  (ii) loans made or purchased by the Fund, upon receipt of Written Instructions;

                  (iii) purchase or redemption of Shares of the Fund delivered to PFPC Trust;

                  (iv) payment of, subject to Written Instructions, interest, taxes (provided that tax which PFPC Trust considers is required to be deducted or withheld "at source" will be governed by Section 14(h)(iii)(B) of this Agreement), and administration, accounting, distribution, advisory, management and other fees which are to be borne by the Fund;

                  (v) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the shareholders, of an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Fund's transfer agent, PFPC Trust may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, PFPC Trust and the Fund's transfer agent;

                  (vi) payments, upon receipt of Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or delivered to PFPC Trust;

                  (vii) payments of the amounts of dividends received with respect to securities sold short;

                  (viii)   payments to PFPC Trust for its services hereunder;

                  (ix)     payments made to a sub-custodian; and

                  (x)      other payments, upon Written Instructions.

         PFPC Trust is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Account.

         (c)      Receipt of Securities; Subcustodians.

                  PFPC Trust shall hold all securities received by it for the Account in a separate account that physically segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System or through a sub-custodian or depository. All such securities shall be held or disposed of only upon Written Instructions or otherwise pursuant to the terms of this Agreement. In addition, PFPC Trust will hold all loan documentation received by it for the Fund in a separate account that physically segregates such loan documentation from that relating to any other persons, firms or corporations. PFPC Trust shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any securities or other investments, except upon the express terms of this Agreement or upon Written Instructions authorizing the transaction. In no case may any member of the Fund's board of directors, or any officer, employee or agent of the Fund withdraw any securities.

                  At PFPC Trust's own expense and for its own convenience, PFPC Trust may enter into sub-custodian agreements with other banks or trust companies to perform duties with respect to domestic assets and with respect to loan documentation maintained within the U.S. Such bank or trust company shall have aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PFPC Trust, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PFPC Trust. Any such arrangement will not be entered into without prior written notice to the Fund (or as otherwise provided in the 1940 Act).

                  In addition, PFPC Trust may enter into arrangements with sub-custodians with respect to services regarding foreign assets and with respect to services regarding loan documentation maintained outside the U.S. Any such arrangement will not be entered into without prior written notice to the Fund (or as otherwise provided in the 1940
                  Act).

                  PFPC Trust shall remain responsible for the acts and omissions of any sub-custodian chosen by PFPC Trust under the terms of this sub-section (c) to the same extent that PFPC Trust is responsible for its own acts and omissions under this Agreement.

         (d) Transactions Requiring Instructions. Upon receipt of Oral Instructions or Written Instructions and not otherwise, PFPC Trust shall:

                  (i) deliver any securities held for the Fund against the receipt of payment for the sale of such securities or otherwise in accordance with standard market practice;

                  (ii) execute and deliver to such persons as may be designated in such Oral Instructions or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any securities may be exercised;

                  (iii) deliver any securities to the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable at the option of the holder; provided that, in any such case, the cash or other consideration is to be delivered to PFPC Trust;

                  (iv) deliver any securities held for the Fund against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                  (v) deliver any securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                  (vi) make such transfer or exchanges of the assets of the Fund and take such other steps as shall be stated in said Oral Instructions or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

                  (vii) release securities belonging to the Fund to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Fund; provided, however, that securities shall be released only upon payment to PFPC Trust of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

                  (viii) release and deliver securities owned by the Fund in connection with any repurchase agreement entered into by the Fund, but only on receipt of payment therefor; and pay out monies of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities;

                  (ix) release and deliver or exchange securities owned by the Fund in connection with any conversion of such securities, pursuant to their terms, into other securities;

                  (x) release and deliver securities to a broker in connection with the broker's custody of margin collateral relating to futures and options transactions;

                  (xi) release and deliver securities owned by the Fund for the purpose of redeeming in kind Shares of the Fund upon delivery thereof to PFPC Trust; and

                  (xii) release and deliver or exchange securities or other assets (not including cash) owned by the Fund for other purposes.

         (e) Use of Book-Entry System or Other Depository. PFPC Trust will deposit in Book-Entry Systems and other depositories all securities belonging to the Fund eligible for deposit therein and will utilize Book-Entry Systems and other depositories to the extent possible in connection with settlements of purchases and sales of securities by the Fund, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PFPC Trust shall continue to perform such duties until it receives Written Instructions or Oral Instructions authorizing contrary actions. Notwithstanding anything in this Agreement to the contrary, PFPC Trust's use of a Book-Entry System shall comply with the requirements of Rule 17f-4 under the 1940 Act. PFPC Trust shall administer a Book-Entry System or other depository as follows:

                  (i) With respect to securities of the Fund which are maintained in a Book-Entry System or another depository, the records of PFPC Trust shall identify by book-entry or otherwise those securities as belonging to the Fund.

                  (ii) Assets of the Fund deposited in a Book-Entry System or another depository will (to the extent consistent with applicable law and standard practice) at all times be segregated from any assets and cash controlled by PFPC Trust in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities.

                  PFPC Trust will provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time. In addition, if permitted to do so PFPC Trust will provide the Fund with copies of any report obtained by PFPC Trust regarding the system of internal accounting control of the Book-Entry System promptly after receipt of such a report by PFPC Trust.

         (f) Registration of Securities. All securities held for the Fund which are issued or issuable only in bearer form, except such securities maintained in the Book-Entry System or in another depository, shall be held by PFPC Trust in bearer form; all other securities maintained for the Fund may be registered in the name of the Fund, PFPC Trust, a Book-Entry System, another depository, a sub-custodian, or any duly appointed nominee of the Fund, PFPC Trust, Book-Entry System, depository or sub-custodian. The Fund reserves the right to instruct PFPC Trust as to the method of registration and safekeeping of the securities of the Fund. The Fund agrees to furnish to PFPC Trust appropriate instruments to enable PFPC Trust to maintain or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System or in the name of another appropriate entity, any securities which it may maintain for the Account. With respect to uncertificated securities which are registered in the name of the Fund or a nominee thereof (for clarity, such reference is not intended to include loans made or purchased by the Fund), PFPC Trust will reflect such securities on its records based upon the holdings information provided to it by the issuer of such securities, but notwithstanding anything in this Agreement to the contrary PFPC Trust shall not be obligated to safekeep such securities or to perform other duties with respect to such securities other than to make payment for the purchase of such securities upon receipt of Oral or Written Instructions, accept in sale proceeds received by PFPC Trust upon the sale of such securities of which PFPC Trust is informed pursuant to Oral or Written Instructions, and accept in other distributions received by PFPC Trust with respect to such securities or reflect on its records any reinvested distributions with respect to such securities of which it is informed by the issuer of the securities.

         (g) Voting and Other Action. Neither PFPC Trust nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of the Fund, except in accordance with Written Instructions. PFPC Trust, directly or through the use of another entity, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials received by PFPC Trust as custodian of the Property to the registered holder of such securities. If the registered holder is not the Fund, then Written Instructions or Oral Instructions must designate the person who owns such securities.

         (h) Transactions Not Requiring Instructions. Notwithstanding anything in this Agreement requiring instructions in order to take a particular action, in the absence of a contrary Written Instruction, PFPC Trust is authorized to take the following actions without the need for instructions:

                  (i)      Collection of Income and Other Payments.

                           (A) collect and receive for the account of the Fund, all income, dividends, distributions, coupons, option premiums, other payments and similar items, included or to be included in the Property, and, in addition, promptly advise the Fund of such receipt and credit such income to the Account;

                           (B) endorse and deposit for collection, in the name of the Fund, checks, drafts, or other orders for the payment of money;

                           (C) receive and hold for the account of the Fund all securities received as a distribution on the Fund's securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any securities belonging to the Fund and held by PFPC Trust hereunder;

                           (D) present for payment and collect the amount payable upon all securities which may mature or be called, redeemed, retired or otherwise become payable (on a mandatory basis) on the date such securities become payable; and

                           (E) take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments.

                  (ii)     Miscellaneous Transactions.

                           (A) PFPC Trust is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                                    (1)      for examination by a broker or
                                             dealer selling for the account of
                                             the Fund in accordance with
                                             street delivery custom;

                                    (2)      for the exchange of interim
                                             receipts or temporary securities
                                             for definitive securities; and

                                    (3)      for transfer of securities into
                                             the name of the Fund or PFPC
                                             Trust or a sub-custodian or a
                                             nominee of one of the foregoing,
                                             or for exchange of securities for
                                             a different number of bonds,
                                             certificates, or other evidence,
                                             representing the same aggregate
                                             face amount or number of units
                                             bearing the same interest rate,
                                             maturity date and call
                                             provisions, if any; provided
                                             that, in any such case, the new
                                             securities are to be delivered to
                                             PFPC Trust.

                           (B)      PFPC Trust shall:

                                    (1)      pay all income items held by it
                                             which call for payment upon
                                             presentation, and hold the cash
                                             received by it upon such payment
                                             for the account of the Fund;

                                    (2)      collect interest and cash
                                             dividends received, with notice
                                             to the Fund, to the account of
                                             the Fund;

                                    (3)      hold for the account of the Fund
                                             all stock dividends, rights and
                                             similar securities issued with
                                             respect to any securities held by
                                             PFPC Trust; and

                                    (4)      subject to receipt of such
                                             documentation and information as
                                             PFPC Trust may request, execute
                                             as agent on behalf of the Fund
                                             all necessary ownership
                                             certificates required by a
                                             national governmental taxing
                                             authority or under the laws of
                                             any U.S. state now or hereafter
                                             in effect, inserting the Fund's
                                             name on such certificate as the
                                             owner of the securities covered
                                             thereby, to the extent it may
                                             lawfully do so.

                  (iii)    Other Matters.

                           (A) subject to receipt of such documentation and information as PFPC Trust may request, PFPC Trust will, in such jurisdictions as PFPC Trust may agree from time to time, seek to reclaim or obtain a reduction with respect to any withholdings or other taxes relating to assets maintained hereunder (provided that PFPC Trust will not be liable for failure to obtain any particular relief in a particular jurisdiction); and

                           (B) PFPC Trust is authorized to deduct or withhold any sum in respect of tax which PFPC Trust considers is required to be deducted or withheld "at source" by any relevant law or practice.

         (i) Segregated Accounts. PFPC Trust shall upon receipt of Written Instructions or Oral Instructions establish and maintain segregated accounts on its records for and on behalf of the Fund. Such accounts may, among other things, be used to transfer cash and other assets of the Fund.

         (j) Purchases of Securities. PFPC Trust shall settle purchased securities upon receipt of Oral Instructions or Written Instructions that specify:

                  (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

                  (ii) the number of shares or the principal amount purchased and accrued interest, if any;

                  (iii)    the date of purchase and settlement;

                  (iv)     the purchase price per unit;

                  (v)      the total amount payable upon such purchase; and

                  (vi) the name of the person from whom or the broker through whom the purchase was made. PFPC Trust shall upon receipt of securities purchased by or for the Fund (or otherwise in accordance with standard market practice) pay out of the monies held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions or Written Instructions.

         (k) Sales of Securities. PFPC Trust shall settle sold securities upon receipt of Oral Instructions or Written Instructions that specify:

                  (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

                  (ii) the number of shares or principal amount sold, and accrued interest, if any;

                  (iii)    the date of trade and settlement;

                  (iv)     the sale price per unit;

                  (v) the total amount payable to the Fund upon such sale;

                  (vi) the name of the broker through whom or the person to whom the sale was made; and

                  (vii) the location to which the security must be delivered and delivery deadline, if any.

         PFPC Trust shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale, provided that the total amount payable is the same as was set forth in the Oral Instructions or Written Instructions. Notwithstanding anything to the contrary in this Agreement, PFPC Trust may accept payment in such form as is consistent with standard market practice and may deliver assets and arrange for payment in accordance with standard market practice. (l) Reports; Proxy Materials.

                  (i) PFPC Trust shall furnish to the Fund the following reports:

                           (A) such periodic and special reports as the Fund may reasonably request;

                           (B) a monthly statement (1) summarizing the transactions and entries for the account of the Fund during such month (including cash disbursements and including loans made or purchased by the Fund (provided PFPC Trust has been informed of such loan transaction information pursuant to Oral Instructions or Written Instructions)) and
                                    (2) listing each portfolio security
                                    belonging to the Fund (with the
                                    corresponding security identification
                                    number) held at the end of such month, the loans reflected on PFPC Trust's books and records as both made or purchased by the Fund and held by the Fund at the end of such month, and the cash balance of the Fund held at the end of such month;

                           (C) the reports required to be furnished to the Fund pursuant to Rule 17f-4 of the 1940 Act; and

                           (D) such other information as may be agreed upon from time to time between the Fund and PFPC Trust.

                  (ii) PFPC Trust shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as custodian of the Property. PFPC Trust shall be under no other obligation to inform the Fund as to such actions or events. For clarification, upon termination of this Agreement PFPC Trust shall have no responsibility to transmit such material or to inform the Fund or any other person of such actions or events.

         (m) Crediting of the Account. PFPC Trust may in its sole discretion credit the Account with respect to income, dividends, distributions, coupons, option premiums, other payments or similar items prior to PFPC Trust's actual receipt thereof, and in addition PFPC Trust may in its sole discretion credit or debit the assets in the Account on a contractual settlement date with respect to any sale, exchange, purchase or other transaction applicable to the Fund; provided that nothing in this Agreement or otherwise shall require PFPC Trust to make any advances or to credit any amounts until PFPC Trust's actual receipt thereof. If PFPC Trust credits the Account with respect to (a) income, dividends, distributions, coupons, option premiums, other payments or similar items on a contractual payment date or otherwise in advance of PFPC Trust's actual receipt of the amount due, (b) the proceeds of any sale or other disposition of assets on the contractual settlement date or otherwise in advance of PFPC Trust's actual receipt of the amount due or (c) provisional crediting of any amounts due, and (i) PFPC Trust is subsequently unable to collect full and final payment for the amounts so credited within a reasonable time period using reasonable efforts or (ii) pursuant to standard industry practice, law or regulation PFPC Trust is required to repay to a third party such amounts so credited, or if any Property has been incorrectly credited, PFPC Trust shall have the absolute right in its sole discretion without demand to reverse any such credit or payment, to debit or deduct the amount of such credit or payment from the Account, and to otherwise pursue recovery of any such amounts so credited from the Fund. The Fund hereby grants to PFPC Trust and to each sub-custodian utilized by PFPC Trust in connection with providing services to the Fund a first priority contractual possessory security interest in and a right of setoff against the assets maintained in the Account in the amount necessary to secure the return and payment to PFPC Trust and to each such sub-custodian of any advance or credit made by PFPC Trust and/or by such sub-custodian (including charges related thereto) to the Account. Notwithstanding anything in this Agreement to the contrary, PFPC Trust shall be entitled to assign any rights it has under this sub-section (m) to any sub-custodian utilized by PFPC Trust in connection with providing services to the Fund which sub-custodian makes any credits or advances with respect to the Fund.

         (n) Collections. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by PFPC Trust) shall be at the sole risk of the Fund. If payment is not received by PFPC Trust within a reasonable time after proper demands have been made by PFPC Trust, PFPC Trust shall notify the Fund in writing, including copies of all demand letters, any written responses and memoranda of all oral responses thereto and shall await instructions from the Fund. PFPC Trust shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. PFPC Trust shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Fund with periodic status reports of such income collected after a reasonable time. Notwithstanding anything in this Agreement to the contrary, PFPC Trust shall have no duty to take any action (other than to transfer or release loan documentation in accordance with Oral or Written Instructions as set forth in Section 14(a) of this Agreement) to collect any principal, interest or other payments with respect to any loans made or purchased by the Fund; rather, upon receipt of such payments (and upon receipt of further documentation and clarification if required by PFPC Trust), PFPC Trust's only duty will be to post such payments to the Account and then to safekeep such amounts as provided herein.

         (o) Excess Cash Sweep. PFPC Trust will, consistent with applicable law, sweep any net excess cash balances daily into an investment vehicle or other instrument designated in writing by the Fund, so long as the investment vehicle or instrument is acceptable to PFPC Trust, subject to a fee, paid to PFPC Trust for such service, to be agreed between the parties. Such investment vehicle or instrument may be offered by an affiliate of PFPC Trust or by a PFPC Trust client and PFPC Trust may receive compensation therefrom.

         (p) Foreign Exchange. PFPC Trust and/or sub-custodians may enter into or arrange foreign exchange transactions (at such rates as they may consider appropriate) in order to facilitate transactions under this Agreement, and such entities and/or their affiliates may receive compensation in connection with such foreign exchange transactions. Any foreign exchange transactions with affiliates of the Fund shall be subject to the applicable requirements of the 1940 Act.

15. Duration and Termination. This Agreement shall continue until terminated by the Fund or PFPC Trust on sixty (60) days' prior written notice to the other party. In the event this Agreement is terminated (pending appointment of a successor to PFPC Trust or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PFPC Trust shall not deliver cash, securities, other property or loan documentation to the Fund. It may deliver them to a bank or trust company of PFPC Trust's choice, having aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement. PFPC Trust shall not be required to make any delivery or payment of assets or loan documentation upon termination until full payment shall have been made to PFPC Trust of all of its fees, compensation, costs and expenses (including without limitation fees and expenses associated with conversion to another service provider and other trailing expenses incurred by PFPC Trust). PFPC Trust shall have a first priority contractual possessory security interest in and shall have a right of setoff against the Property and the loan documentation as security for the payment of such fees, compensation, costs and expenses.

16. Notices. Notices shall be addressed (a) if to PFPC Trust, at 8800 Tinicum Boulevard, 3rd Floor, Philadelphia, Pennsylvania 19153,
         Attention: Sam Sparhawk (or such other address as PFPC Trust may inform the Fund in writing); (b) if to the Fund, at c/o BlackRock Kelso Capital Advisors LLC, c/o East 52nd Street, new York, New York 10022, Attention: Frank Gordon; or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

17. Amendments. This Agreement, or any term hereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

18. Assignment. PFPC Trust may assign this Agreement to any majority owned direct or indirect subsidiary of PFPC Trust or of The PNC Financial Services Group, Inc. (other than BlackRock, Inc. and its subsidiaries), provided that PFPC Trust gives the Fund 30 days' prior written notice of such assignment.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.      Miscellaneous.

         (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and compensation of PFPC Trust.

         (b) No Representations or Warranties. Except as expressly provided in this Agreement, PFPC Trust hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC Trust disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

         (c) No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its offering document or registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC Trust hereunder without the prior written approval of PFPC Trust, which approval shall not be unreasonably withheld or delayed.

         (d) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (e) Information. The Fund will provide such information and documentation as PFPC Trust may reasonably request in connection with services provided by PFPC Trust to the Fund.


         (f) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

         (g) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         (h) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (i) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

         (j) Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Consistent with this requirement, PFPC Trust will request (or already has requested) the Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC Trust may also ask (and may have already asked) for additional identifying information, and PFPC Trust may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                    PFPC TRUST COMPANY

                                    By:
                                           ----------------------------------
                                    Title:
                                           ----------------------------------


                                    BLACKROCK KELSO CAPITAL CORPORATION

                                    By:
                                           ----------------------------------
                                    Title:
                                           ----------------------------------